Exhibit 1

Joint Filing Agreement

The undersigned hereby agree that a single Schedule 13G (or any amendment thereto) relating to the common stock of the Issuer shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13G.

Dated: February 7, 2017

AMGEN INC.

By:	/s/ David A. Piacquad
	Name:	David A. Piacquad
	Title:	Senior Vice President, Business Development

AMGEN INVESTMENTS LTD.

By:	/s/ David A. Piacquad
	Name:	David A. Piacquad
	Title:	Senior Vice President, Business Development